=================================================================

               SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                         FORM 8-K

                       CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 1994


                    AMERICAN EXPRESS COMPANY
- -----------------------------------------------------------------
    (Exact name of registrant as specified in its charter)



         New York                   1-7657         13-4922250
- -------------------------------   --------------    -------------
(State or other jurisdiction     (Commission       (IRS Employer
         of incorporation)        File Number)    Identification)


American Express Tower, World Financial Center
New York, New York                                     10285
- -----------------------------------------------      ----------
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code (212) 640-2000
                                                   --------------


- -----------------------------------------------------------------
(Former name or former address, if changed since last report.)


=================================================================

Item 5.   Other Events

         On April 21, 1994, American Express Company issued the following press release announcing first quarter 1994 earnings:

         NEW YORK, April 21, 1994 -- American Express Company today reported first quarter income from continuing operations of $317 million, or $0.62 per share, compared with $268 million, or $0.53 per share a year ago, before a gain of $433 million from the sale of First Data Corporation (FDC) stock last year. Including the FDC gain, 1993 income from continuing operations was $701 million, or $1.41 per share. Including Lehman Brothers (Lehman), which is reflected as a discontinued operation, and the year-ago FDC gain, American Express' first quarter 1994 net income totaled $353 million, or $0.69 per share, compared with $243 million, or $0.48 per share a year ago. The Lehman results for both periods include a number of items which are discussed later. As previously announced, the Company expects to complete the spin-off of Lehman in the second quarter.

         Travel Related Services (TRS) reported first quarter net income of $234 million, a 12 percent increase over last year's net income of $209 million. During last year's first quarter, TRS sold a portion of its insurance business and other investments and recognized a charge on the defeasance of certain high-coupon debt. These combined transactions resulted in net after-tax gains of $15 million.

         Net revenues increased 6 percent reflecting an increase in worldwide billed business which stemmed from higher spending per Cardmember and an increase in the number of Cards outstanding.
This increase was partially offset by discount rate reductions and a decrease in net Card fee revenues.

         Excluding interest and the provision for losses, total expenses increased 7 percent, primarily reflecting business travel growth and investments in certain business initiatives. These increases offset lower marketing and promotion expenses. However, it is expected that for the full year, marketing and promotion expenses will be higher than last year.

         IDS Financial Services (IDS) reported record first quarter net income of $91 million, a 22 percent increase over last year's net income of $74 million.

         Revenue and earnings growth benefited primarily from an increase in management fees and net investment income that resulted from higher asset levels. Results also benefited from wider investment margins compared to year-ago levels.

         IDS reported record first quarter sales of annuities, mutual funds, and life and related insurance products. Sales of investment certificates increased from last year.

         American Express Bank (AEB) reported first quarter net income of $24 million, a 39 percent increase over last year's net income of $17 million.

         Results for the first quarter reflect growth in private banking fee income, a lower provision for credit losses due to improved credit quality and a lower effective tax rate.
Increased expense levels reflected growth in revenues.

         Total nonperforming loans and other nonperforming assets
(in-substance foreclosures and assets acquired in loan settlements) of $123 million decreased $9 million from December
31, 1993.

         Lehman Brothers (Lehman) results are presented as "discontinued operations" to reflect the previously announced spin-off to shareholders, which is expected to be completed in the second quarter.

         Excluding the items presented in the chart below, the businesses that now comprise Lehman reported income of $73 million, compared with $55 million a year ago.

- -----------------------------------------------------------------
             (millions, except per share amounts)

                                                    Quarter Ended
                                                       March 31
                                                    1994    1993

          Income excluding items listed below:     $ 73     $ 55
            Severance charge                        (18)      -
            Reserve for non-core partnership
               syndication activities                 -      (21)
            Change in accounting principle*         (13)      -
                                                   -----    -----
          Lehman businesses net income             $ 42     $ 34

             Loss on sale of Shearson                 -     (630)
             Gain on sale of The Boston Company       -      165
             Earnings from businesses sold            -       59
             Reserve for sale of non-core businesses  -     ( 79)
                                                     ----   -----

          Net income                               $ 42    $(451)


         * Implementation of SFAS No. 112 related to accounting for post-employment benefits.

- -----------------------------------------------------------------
         Excluding the businesses sold in 1993, revenues, net of interest expense, increased slightly over last year reflecting strong customer flow, which was partially offset by less favorable trading results. Excluding the businesses sold, total non-interest expenses were down slightly.

         After preferred dividend requirements, American Express' share of Lehman's results was net income of $36 million, compared with a net loss of $458 million last year.

         Corporate and Other reported first quarter net expenses of $32 million in both the 1994 and 1993 first quarters, before a $433 million after-tax gain from the sale of FDC stock last year.


         In March 1993, the Company's ownership interest in FDC was reduced from 54 percent to 22 percent. Lower earnings from FDC were offset by lower corporate expenses.

         The 1994 first quarter includes income from the Company's share of the Travelers Corporation (Travelers) revenue participation, in accordance with an agreement related to the 1993 sale of the Shearson Lehman Brothers Division, as well as a capital gain on the sale of Travelers preferred stock and warrants which were acquired as part of the 1993 sale. These gains were offset by the Company's costs associated with the Lehman spin-off, certain business-building initiatives and the termination of the Company's Employee Stock Ownership Plan.

         The impact of SFAS No. 112 is insignificant to the Company's continuing operations.

                            *   *   *

         American Express Company, a diversified travel and financial services company founded in 1850, is a world leader in charge cards, Travelers Cheques, travel, financial planning and international banking.

                     AMERICAN EXPRESS COMPANY
                        FINANCIAL SUMMARY
                         (Unaudited)

(dollars in millions, except per share amounts)

                                  Three Months Ended
                                      March 31,        Percentage
                                    1994      1993     Inc/(Dec)
                                    ----      ----     ---------
Revenues by Industry Segment (A)
     Travel Related Services (B)  $2,359     $2,232      5.7%
     IDS Financial Services          818        742     10.3
     American Express Bank (B)       168        156      8.0
                                    ----      -----
                                   3,345      3,130      6.9
     Corporate and Other,
       including adjustments and
       eliminations                   28        (20)       -
                                   -----      -----
CONSOLIDATED REVENUES (A)         $3,373     $3,110      8.5
                                   =====      =====



Pretax Income (Loss) from continuing operations
by Industry Segment
  Travel Related Services (B)       $326       $261     25.3%
  IDS Financial Services             136        107     27.3
  American Express Bank (B)           36         27     34.6
                                   -----      -----
                                     498        395     26.5
  Corporate and Other :
     Corporate expenses              (58)       (73)    19.0
     FDC Gain                          -        779        -
                                    -----      -----
                                     (58)       706        -

PRETAX INCOME                       $440     $1,101    (60.0)
                                   =====     ======

                       AMERICAN EXPRESS COMPANY
                           FINANCIAL SUMMARY
                               (Unaudited)

(dollars in millions, except per share amounts)

                                    Three Months Ended
                                         March 31,    Percentage
                                         1994    1993  Inc/(Dec)
                                         ----    ----  ---------
Income (Loss) from continuing operations
by Industry Segment
     Travel Related Services (B)         $234     $209     12.1%
     IDS Financial Services                91       74     22.0
     American Express Bank (B)             24       17     39.4
                                        -----    -----
                                          349      300     16.1
     Corporate and Other :
        Corporate expenses                (32)     (32)     2.3
        FDC Gain                            -      433        -
                                        -----    -----
                                          (32)     401        -

Income from continuing operations         317      701    (54.8)
Discontinued operations (net of
  income taxes) (C)                        36     (458)       -
                                        -----    -----
NET INCOME                               $353     $243     45.1
                                        =====    =====
Earnings per common share:
   Continuing operations                $0.62    $1.41    (56.0)
   Discontinued operations               0.07    (0.93)       -
                                        -----    -----

NET INCOME PER COMMON SHARE             $0.69    $0.48     43.8
                                        =====    =====
Cash dividends declared per
  common share                          $0.25    $0.25
                                        =====    =====

Average shares outstanding (000's)    506,729  494,777
                                      =======  =======

(A) Revenues are reported net of interest expense, where applicable.

(B) Prior year's amounts for Travel Related Services (TRS) and
American Express Bank (AEB) have been restated to reflect the transfer of certain consumer financial services businesses from TRS to AEB.

(C) In January 1994, the Company announced its plan to complete a tax free spin - off of Lehman Brothers (LB) through a special dividend to shareholders. The transaction is expected to occur in the second quarter of 1994. Accordingly, LB results are reported as Discontinued Operations for all periods presented. The Discontinued Operations amounts in the table above represent American Express' share of LB's results after preferred dividends to Nippon Life Insurance Company.


Note: Certain prior year amounts have been reclassified to conform to the current year's presentation.

(Preliminary)
                             Travel Related Services
                               Statement of Income
                                   (Unaudited)

(Amounts in millions, except percentages and where indicated)

                                   Three Months Ended
                                        March 31,     Percentage
                                    1994         1993  Inc/(Dec)
Revenues:                           ----         ----  ---------
   Discount Revenue                 $906         $845        7.2%
   Net Card Fees                     431          435       (1.1)
   Interest and Dividends            174          175       (0.5)
   Other Revenues                    620          553       12.2
                                    ----        -----
                                   2,131        2,008        6.1
                                   -----        -----
   Lending:
     Finance Charge Revenue          292          294       (0.6)
     Interest Expense                 64           70       (8.7)
                                   -----        -----
       Net Finance Charge Revenue    228          224        1.8
                                   -----        -----
             Total Net Revenues    2,359        2,232        5.7
                                   -----        -----
Expenses:
   Marketing and Promotion           229          246       (7.1)
   Provision for Losses and Claims:
           Charge Card               148          180      (17.8)
           Lending                   114          116       (2.1)
           Other                     103           96        7.5
                                   -----        -----
                  Total              365          392       (6.9)

    Interest Expense:
          Charge Card                159          176       (9.8)
          Other Interest Expense      25           24        3.9
                                   -----        -----
                  Total              184          200       (8.2)
    Net Discount Expense              67           49       39.0
    Human Resources                  586          529       10.6
    Other Operating Expenses         602          555        8.5
                                   -----        -----
                  Total Expenses   2,033        1,971        3.1
                                   -----        -----
Pretax Income                        326          261       25.3
Income Tax Provision                  92           52       78.7
                                   -----        -----
Net Income                          $234         $209       12.1
                                   =====        =====

                         Selected Statistical Information
Total Cards in Force:
     United States                 24.7         24.0        2.9
     Outside the United States     10.7         10.3        3.8
                                  -----        -----
            Total                  35.4         34.3        3.2
                                  =====        =====
Basic Cards in Force:
      U.S. Charge Card             11.4         11.9       (3.8)
      U.S. Corporate Card           6.7          5.3       24.7
      International Charge Card     7.9          8.0       (0.7)
                                  -----        -----
            Total                  26.0         25.2        3.2
                                  =====        =====
Card Billed Business (billions):
     United States                $22.9        $20.3       12.5
     Outside the United States      8.9          7.9       12.8
                                  -----        -----
           Total                  $31.8        $28.2       12.6
                                  =====        =====

Note: Prior year's results are stated on a consistent basis with the current year's presentation and include the impact of the transfer of certain consumer financial services businesses to American Express Bank.

(Preliminary)
                              Travel Related Services (continued)
                                Selected Statistical Information
                                          (Unaudited)

(Amounts in millions, except percentages and where indicated)

                                    Three Months Ended
                                        March 31,     Percentage
                                    1994       1993    Inc/(Dec)
                                    ----       ----   ----------

 Number of Service Establishments     3.7        3.4        7.8%
 Travelers Cheque Sales (billions)   $4.8       $4.7        3.4
 Average Travelers Cheques
     Outstanding (billions)          $4.8       $4.7        3.0
 Travel Sales (billions)             $2.1       $1.8       16.8
 Return on Average Equity            23.4%       9.0%         -
 Return on Average Equity-Adj.*      23.5%       9.0%         -

 * Adjusted to exclude the impact of SFAS No. 115.

 (Preliminary)
                          IDS Financial Services
                            Statement of Income
                               (Unaudited)

 (Amounts in millions, except percentages and where indicated)

                                  Three Months Ended
                                       March 31,       Percentage
                                      1994       1993   Inc/(Dec)
                                      ----       ----   ---------
Revenues:
  Investment Income                    $503       $491       2.4%
  Fee Income                            207        165      26.0
  Other Income                          108         86      25.4
                                      -----      -----
               Total Revenues           818        742      10.3
                                      -----      -----
Expenses:
  Provision for Losses and Benefits:
          Annuities                     255        265     (3.8)
          Insurance                      88         79     11.5
          Investment Certificates        22         35    (37.9)
          Other                           0          1    (65.1)

                                      -----      -----
                Total                   365        380     (4.0)

  Human Resources                       212        177     19.9
  Other Operating Expenses              105         78     34.7
                                      -----      -----
          Total Expenses                682        635      7.4
                                      -----      -----
Pretax Income                           136        107     27.3
Income Tax Provision                     45         33     39.5
                                      -----      -----
Net Income                              $91        $74     22.0
                                      =====      =====

                      Selected Statistical Information

Life Insurance in Force (billions)    $47.7      $42.2     13.2
                                      =====      =====
Assets Owned and/or Managed (billions):
   Assets managed for institutions    $24.3      $21.3     14.3
   Assets owned and managed for
    individuals
        Owned Assets                   38.4       33.4     14.8
        Managed Assets                 36.8       32.0     15.0
                                      -----      -----
           Total                      $99.5      $86.7     14.8
                                      =====      =====
Sales of Selected Products (millions):
      Mutual Funds                   $2,526     $2,074     21.8
      Annuities                      $1,010       $948      6.5
      Investment Certificates          $155       $141     10.1
      Life and Other Insurance Sales    $75        $59     26.6
Fees From Financial Plans           $10,174     $8,794     15.7
Number of Financial Planners          7,719      7,398      4.3
Product Sales Generated from
   Financial Plans as a
   Percentage of Total Sales           59.7%      54.8%       -
 Return on Average Equity              17.9%      17.0%       -
 Return on Average Equity-Adj.*        18.1%      17.0%       -

 * Adjusted to exclude the impact of SFAS No. 115.

(Preliminary)
                          American Express Bank
                           Statement of Income
                              (Unaudited)

 (Amounts in millions, except percentages and where indicated)

                                  Three Months Ended
                                      March 31,        Percentage
                                  1994       1993       Inc/(Dec)
                                  ----       ----     ----------
Net Revenues:
     Interest Income              $233       $247       (6.2%)
     Interest Expense              142        160      (11.5)
                                 -----      -----
          Net Interest Income       91         87        3.7
     Commissions, Fees and
      Other Revenues                57         49       18.1
     Foreign Exchange Income        20         20        1.4
                                 -----      -----
          Total Net Revenues       168        156        8.0
                                 -----      -----

Provision for Credit Losses          7         13      (45.9)
                                 -----      -----
Expenses:
     Human Resources                60         59        3.2
     Other Operating Expenses       65         57       12.2
                                  ----      -----
          Total Expenses           125        116        7.7
                                 -----      -----
Pretax Income                       36         27       34.6
Income Tax Provision                12         10       25.6
                                 -----      -----
Net Income                         $24        $17       39.4
                                 =====      =====

                        Selected Statistical Information

Return on Average Assets          0.68%      0.49%         -
Return on Average Equity         12.45%     10.07%         -
Return on Average Equity-Adj.*   12.79%     10.07%         -
Total Loans                     $5,658     $5,224        8.3
Reserve for Credit Losses         $132       $162      (18.8)
Total Nonperforming Loans          $34       $180      (81.3)
Other Nonperforming Assets         $89        $79       13.5
Risk-Based Capital Ratios:
     Tier 1                        6.5%       5.8%         -
     Total                        12.7%       9.4%         -
Leverage Ratio                     4.3%       4.5%         -

* Adjusted to exclude the impact of SFAS No. 115.

Note: Prior year's results are stated on a consistent basis with the current year's presentation and include the impact of the transfer of certain consumer financial services businesses from Travel Related Services.

 (Preliminary)
                                 Lehman Brothers
                               Statement of Income
                                   (Unaudited)

 (Amounts in millions, except percentages and where indicated)

                                           Three Months Ended
                                                 March 31,
                                                   1994
                                                   ----
 Revenues:
   Commissions                                     $141
   Market Making & Principal
      Transactions                                  434
   Investment Banking                               175
   Interest & Dividends                           1,527
   Other                                             17
                                                  -----
                 Total Revenues                   2,294
   Interest Expense                               1,453
                                                  -----
                 Net Revenues                       841
                                                  -----
 Non-Interest Expenses:
   Compensation & Benefits                          450
   Communications                                    50
   Occupancy & Equipment                             42
   Depreciation & Amortization                       31
   Advertising & Market Development                  31
   Brokerage, Commissions & Clearance
      Fees                                           45
   Professional Services                             42
   Other                                             29
   Severance                                         33
   Loss on Sale of SLBD                               0
   Reserves for Non-Core Businesses                   0
                                                  -----
                 Total Non-Interest Expenses        753
                                                  -----
 Pretax Income (Loss) from Continuing
    Operations Before Accounting Change              88
 Income Tax Provision                                33
                                                  -----
 Net Income (Loss) from Continuing
    Operations Before Accounting Change
    & Preferred Dividends                            55
 Income from Discontinued Operations, Net:
    Income from Operations                            0
    Gain on Disposal                                  0
                                                  -----
 Net Income (Loss) Before Accounting
    Change & Preferred Dividends                     55
 Change in Accounting Principle, Net                (13)
                                                  -----
 Net Income (Loss) Before Preferred
    Dividends                                        42
 Preferred Dividends                                  6
                                                  -----
 American Express' share of Lehman's Net
    Income (Loss)                                   $36
                                                  =====

 (Preliminary)
                                 Lehman Brothers
                               Statement of Income
                                   (Unaudited)

 (Amounts in millions, except percentages and where indicated)

                              Three Months Ended March 31, 1993
                              ---------------------------------
                                Lehman    Businesses
                              Businesses     Sold     Historical
                             ----------    ------     ----------
 Revenues:
   Commissions                     $116        $364        $480
   Market Making & Principal
      Transactions                  433         155         588
   Investment Banking               164          64         228
   Interest & Dividends           1,305          66       1,371
   Other                             19         171         190
                                  -----       -----       -----
                 Total Revenues   2,037         820       2,857
   Interest Expense               1,208          62       1,270
                                  -----       -----       -----
                 Net Revenues       829         758       1,587
                                  -----       -----       -----
 Non-Interest Expenses:
   Compensation & Benefits          461         509         970
   Communications                    46          51          97
   Occupancy & Equipment             41          41          82
   Depreciation & Amortization       24          20          44
   Advertising & Market Development  31          16          47
   Brokerage, Commissions & Clearance
      Fees                           39          (9)         30
   Professional Services             35          17          52
   Other                             48          51          99
   Severance                          0           0           0
   Loss on Sale of SLBD               0         535         535
   Reserves for Non-Core Businesses  32         120         152
                                   ----       -----       -----
        Total Non-Interest Expenses 757       1,351       2,108
                                   ----       -----       -----
 Pretax Income (Loss) from
   Continuing Operations Before
   Accounting Change                 72        (593)       (521)
 Income Tax Provision                38          81         119
                                  -----       -----       -----
 Net Income (Loss) from Continuing
    Operations Before Accounting
    Change & Preferred Dividends     34        (674)       (640)
 Income from Discontinued
    Operations, Net:
    Income from Operations            0          24          24
    Gain on Disposal                  0         165         165
                                  -----       -----       -----
 Net Income (Loss) Before
     Accounting Change &
     Preferred Dividends             34        (485)       (451)
 Change in Accounting Principle, Net  0           0           0
                                  -----       -----       -----
 Net Income (Loss) Before Preferred
    Dividends                        34        (485)       (451)
 Preferred Dividends                  7           0           7
                                  -----       -----       -----
 American Express' share of Lehman's
    Net Income (Loss)               $27       ($485)      ($458)
                                  =====       =====       =====

 (Preliminary)
                            Lehman Brothers
                          Statement of Income
                             (Unaudited)

(Amounts in millions, except percentages and where indicated)

                                          Percentage Inc/(Dec)
                                          --------------------
                                          Lehman
                                        Businesses   Historical
                                        ----------   ----------
 Revenues:
   Commissions                                21.6%      (70.6%)
   Market Making & Principal
      Transactions                             0.2       (26.2)
   Investment Banking                          6.7       (23.2)
   Interest & Dividends                       17.0        11.4
   Other                                     (10.5)      (91.1)
                 Total Revenues               12.6       (19.7)
   Interest Expense                           20.3        14.4
                 Net Revenues                  1.4       (47.0)
 Non-Interest Expenses:
   Compensation & Benefits                    (2.4)      (53.6)
   Communications                              8.7       (48.5)
   Occupancy & Equipment                       2.4       (48.8)
   Depreciation & Amortization                29.2       (29.5)
   Advertising & Market Development              -       (34.0)
   Brokerage, Commissions & Clearance Fees    15.4        50.0
   Professional Services                      20.0       (19.2)
   Other                                     (39.6)      (70.7)
   Severance                                     -           -
   Loss on Sale of SLBD                          -           -
   Reserves for Non-Core Businesses              -           -
                 Total Non-Interest Expenses  (0.5)      (64.3)
 Pretax Income (Loss) from Continuing
    Operations Before Accounting Change       22.2           -
 Income Tax Provision                        (13.2)      (72.3)
 Net Income (Loss) from Continuing
   Operations Before Accounting Change
   & Preferred Dividends                      61.8           -
 Income from Discontinued Operations, Net:
    Income from Operations                       -           -
    Gain on Disposal                             -           -
 Net Income (Loss) Before Accounting
    Change & Preferred Dividends              61.8           -
 Change in Accounting Principle, Net             -           -
 Net Income (Loss) Before Preferred
    Dividends                                 23.5           -
 Preferred Dividends                             -           -
 American Express' share of Lehman's Net
    Income (Loss)                             30.8           -


 Note: Certain prior year amounts have been reclassified/restated to conform to the current year's presentation.

(Preliminary)
                              Lehman Brothers (continued)
                            Selected Statistical Information
                                      (Unaudited)

(Amounts in millions, except percentages and where indicated)

                                    Three Months Ended
                                         March 31,     Percentage
                                    1994         1993   Inc/(Dec)
                                    ----         ----   ---------

Total Stockholders' Equity        $2,033       $1,906       6.7%
Tangible Equity                   $1,762       $1,609       9.5
Return on Average Equity*           10.8%           -         -


* Calculated before the accounting change.

                                     SIGNATURE




         Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           AMERICAN EXPRESS COMPANY



                                           By:    /s/ Stephen P. Norman
                                                  -----------------------

                                           Name:  Stephen P. Norman
                                           Title: Secretary



Dated:  April 25, 1994